Exhibit 10.1

SECOND AMENDMENT

TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of January 29, 2009 (this “Amendment”), by and among MCCORMICK & SCHMICK ACQUISITION CORP., a Delaware corporation (“MSAC”) and THE BOATHOUSE RESTAURANTS OF CANADA, INC., a British Columbia corporation (collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for itself and the Lenders (in such capacity, the “Administrative Agent”), amends certain provisions of the Amended and Restated Revolving Credit Agreement, dated as of December 28, 2007 (as previously amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders, the Administrative Agent and BANC OF AMERICA SECURITIES LLC, as sole lead arranger. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, both the Borrowers and the Lenders desire to amend the Credit Agreement as more fully provided herein below;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.1. Amendments to the Credit Agreement.

(a) Amendment to § 1.1 of the Credit Agreement (Definitions). § 1.1 of the Credit Agreement is hereby amended by deleting the table included in the definition of “Applicable Margin” therein and the proviso following immediately thereafter and substituting the following table and proviso therefor:

Revolving Credit Loans
Level	Adjusted Leverage Ratio	Base Rate Loans	Eurodollar Rate Loans, and Letter of Credit Fee	Canadian Eurodollar Rate Loans	Commitment Fee
I	≥ 4.00:1.00	1.50%	2.50%	2.60%	0.50%

Revolving Credit Loans
Level	Adjusted Leverage Ratio	Base Rate Loans	Eurodollar Rate Loans, and Letter of Credit Fee	Canadian Eurodollar Rate Loans	Commitment Fee
II	< 4.00:1.00 but ≥ 3.50:1.00	1.00%	2.00%	2.10%	0.375%
III	< 3.50:1:00 but ≥ 3.00:1.00	0.50%	1.50%	1.60%	0.30%
IV	< 3.00:1.00	0.25%	1.25%	1.35%	0.25%

provided that, from the Second Amendment Date through the date immediately preceding the first Adjustment Date subsequent thereto, the Applicable Margin shall be that percentage corresponding to Level I.

(b) Amendment to § 1.1 of the Credit Agreement (Definitions). § 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Base Rate” therein and substituting the following definition of “Base Rate” therefore:

Base Rate. For any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurodollar Rate in effect for such day that would apply to an Interest Period of one (1)-month beginning on such day plus 1%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

(c) Amendment to § 1.1 of the Credit Agreement (Definitions). § 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Consolidated EBITDA” therein and substituting the following definition of “Consolidated EBITDA” therefore:

Consolidated EBITDA. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Pre-Tax Income of the Borrowers and their Subsidiaries for such fiscal period, plus (b) in each case to the extent deducted in the calculation of such

Person’s Consolidated Pre-Tax Income and without duplication, (i) depreciation and amortization for such period, plus (ii) Consolidated Restaurant Pre-Opening Costs for such period, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) non-cash charges for rental expenses for such period, plus (v) net losses from sales of assets, whether or not extraordinary (excluding sales in the ordinary course of business) for such period, plus (vi) non-cash impairment charges in connection with the impairment of intangible assets and the impairment or disposal of long-lived assets (including in connection with the closure of restaurants) for such period, plus (vii) for any Reference Period ending on or before the end of FQ3 2008, settlement payments for such period in connection with any of the pending litigation listed in Schedule 8.7 of the Credit Agreement as of December 28, 2007, provided that the aggregate amount of any such settlement payments which may be added back to Consolidated Pre-Tax Income pursuant to this clause (vii) shall not exceed $2,200,000 for such period, plus (viii) non-cash stock compensation expenses incurred for such period, plus (ix) for any fiscal period which includes any of FQ4 2008, FQ1 2009, FQ2 2009 or FQ3 2009, any severance charges incurred during any of such specified fiscal quarters, provided that the aggregate amount for all of such fiscal quarters of such severance charges which may be added back to Consolidated Pre-Tax Income pursuant to this clause (ix) shall not exceed $1,000,000, and minus (c) to the extent not deducted in the calculation of Consolidated Pre-Tax Income, (i) GAAP deferred rent credits for such period and (ii) net gains on sales of assets for such period, whether or not extraordinary (excluding sales in the ordinary course of business), and other extraordinary gains for such period.

(d) Amendment to § 1.1 of the Credit Agreement (Definitions). § 1.1 of the Credit Agreement is hereby further amended by deleting the clause (e) of the definition of “Permitted Acquisitions” therein and substituting the following new clause (e) therefore:

(e) the Borrowers shall have demonstrated to the reasonable satisfaction of the Administrative Agent that, immediately after giving effect to the Acquisition (including the making of any Revolving Credit Loans required to finance such Acquisition and the incurrence of any other Indebtedness required to finance the Acquisition), all covenants (including covenants contained in § 11 of this Credit Agreement) contained herein would have been satisfied on a pro forma basis as at the end of and for the most recently ended Reference Period, except that with respect to § 11.1 the Borrowers shall have demonstrated to the reasonable satisfaction of the Administrative Agent that on a pro forma basis after giving effect to such Acquisition as provided above, the Adjusted Leverage Ratio for the Reference Period then most recently ended would not have exceeded the difference of (i) the Scheduled Adjusted Leverage Ratio required for such Reference Period minus (ii) 0.25;

(e) Amendment to § 1.1 of the Credit Agreement (Definitions). § 1.1 of the Credit Agreement is hereby further amended by adding the following definition of “Second Amendment Date” in the proper alphabetical order:

Second Amendment Date. January 29, 2009.

(f) Amendment to § 1.1 of the Credit Agreement (Definitions). § 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Step-Up Amount” therein in its entirety.

(g) Amendment to § 1.1 of the Credit Agreement (Definitions). § 1.1 of the Credit Agreement is hereby further amended by deleting the definition of “Total Commitment” therein and substituting the following definition of “Total Commitment” therefore:

Total Commitment. Ninety Million U.S. Dollars ($90,000,000), as such amount may be decreased from time to time pursuant to the terms hereof or increased after the Closing Date pursuant to the terms and conditions set forth in § 3 or § 16.

(h) Amendment to § 10.4(d) of the Credit Agreement (Restricted Payments). § 10.4(d) of the Credit Agreement is hereby further amended by deleting § 10.4(d) in its entirety and substituting the following in lieu thereof:

(d) Distributions by the Domestic Borrower to its Parent in an aggregate amount not to exceed $20,000,000 in any calendar year or $40,000,000 during the term of this Credit Agreement, solely for the purpose of enabling Parent to make distributions to MSSR to enable MSSR to purchase its publicly traded stock at such price as may be quoted from time to time on NASDAQ, provided that at least three Business Days prior to the date any such Distribution is made by the Domestic Borrower, the Domestic Borrower shall deliver to the Administrative Agent a certificate signed by an authorized officer of the Domestic Borrower demonstrating to the reasonable satisfaction of the Administrative Agent that on a pro forma basis after giving effect to the incurrence of any Indebtedness required to finance such Distributions that (i) the Adjusted Leverage Ratio for the Reference Period then most recently ended did not exceed the difference of

(A) the Scheduled Adjusted Leverage Ratio required for such Reference Period minus (B) 0.50, and (ii) no Default or Event of Default then exists or would occur after giving effect to such Distribution, such certificate to be in form and substance satisfactory to the Administrative Agent.

(i) Amendment to § 11.1 of the Credit Agreement (Adjusted Leverage Ratio). § 11.1 of the Credit Agreement is hereby further amended by deleting § 11.1 Adjusted Leverage Ratio in its entirety and substituting the following in lieu thereof:

11.1. Adjusted Leverage Ratio. As at the end of any fiscal quarter occurring after the Closing Date, the Adjusted Leverage Ratio for the Reference Period then ended shall not exceed the ratio set forth opposite such fiscal quarter in the table below (the “Scheduled Adjusted Leverage Ratio”):

Fiscal Quarter	Scheduled Adjusted Leverage Ratio
FQ4 2008 through FQ3 2010	4.50:1.00
FQ4 2010 and thereafter	4.25:1.00

(j) Amendment to § 11.2 of the Credit Agreement (Consolidated Fixed Charge Coverage Ratio). § 11.2 of the Credit Agreement is hereby further amended by deleting § 11.2 Consolidated Fixed Charge Coverage Ratio in its entirety and substituting the following in lieu thereof:

11.2. Consolidated Fixed Charge Coverage Ratio. As at the end of any fiscal quarter referenced in the table below, the Consolidated Fixed Charge Coverage Ratio for the Reference Period then ended shall not be less than the ratio set forth opposite such fiscal quarter in such table:

Fiscal Quarter	Ratio
FQ4 2008 through FQ3 2010	1.75:1.00
FQ4 2010 and thereafter	1.95:1.00

provided that, if on the last day of FQ4 2009, FQ1 2010, FQ2 2010 or FQ3 2010, the aggregate outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount plus all Unpaid Reimbursement Obligations is greater than fifty percent of the Total Commitment, then the Consolidated Fixed Charge Coverage Ratio for the Reference Period ending on such date shall not be less than 1.95:1.00.

(k) Amendment to Schedule 1 of the Credit Agreement (Domestic Commitments). Schedule 1 (Domestic Commitments) of the Credit Agreement is hereby amended by deleting the table included therein and substituting the following table therefore:

Lender	Commitment	Commitment Percentage
Bank of America, N.A.	$27,000,000.00	30.000000000%
Wells Fargo Bank, N.A.	$19,200,000.00	21.333333333%
Wachovia Bank, National Association	$16,800,000.00	18.666666667%
Royal Bank of Canada	$15,000,000.00	16.666666667%
JPMorgan Chase Bank, N.A.	$12,000,000.00	13.333333333%

Total:	$90,000,000.00	100.000000000%

1.2. Conditions to Effectiveness. Upon the Administrative Agent’s receipt of (a) a counterpart signature page to this Amendment duly executed and delivered by each of the Borrowers and the Required Lenders, and (b) all fees and expenses due and payable to Bank of America, N.A., Banc of America Securities LLC or any Lender or any agent thereof on or before the date hereof in connection with this Amendment, this Amendment shall be deemed to be effective, provided that the amendments herein with respect to §§ 11.1 and 11.2 of the Credit Agreement (including amendments to defined terms used therein) shall be effective retroactively to the last day of FQ4 2008.

1.3. Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Representations and Warranties in the Credit Agreement. The representations and warranties of each of the Borrowers contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date.

(b) Ratification, Etc. Except as expressly amended or waived hereby, the Credit Agreement and the other Loan Documents, and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement shall, together with this Amendment, be read and construed as a single agreement. All references to the Credit Agreement in the Credit Agreement, the Loan Documents or any related agreement or instrument shall hereafter refer to the Credit Agreement as amended hereby.

(c) Authority, Etc. The execution and delivery by each of the Borrowers of this Amendment and the performance by such Person of all of its agreements and obligations under the Credit Agreement as amended hereby are within the corporate, limited partnership or limited liability company authority, as applicable, of such Person and have been duly authorized by all necessary entity proceedings on the part of such Person.

(d) Enforceability of Obligations. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of each of the Borrowers enforceable against such Person in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(e) No Default. No Default or Event of Default has occurred and is continuing.

1.4. No Other Amendments. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall (a) be construed to imply a willingness on the part of the Administrative Agent or the Lenders to grant any similar or other future amendment, waiver or consent of any of the terms and conditions of the Credit Agreement or the other Loan Documents or (b) in any way prejudice, impair or effect any rights or remedies of the Administrative Agent or the Lenders under the Credit Agreement or the other Loan Documents.

1.5. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

1.6. Expenses. Pursuant to §17.2 of the Credit Agreement, and subject to §6.12(i) of the Credit Agreement, all out of pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment, including the reasonable fees, charges and disbursements of legal counsel for the Administrative Agent in producing, reproducing and negotiating the Amendment, will be for the account of the Borrowers whether or not the transactions contemplated by this Amendment are consummated.

1.7. Miscellaneous. THIS AMENDMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

MCCORMICK & SCHMICK ACQUISITION CORP.

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person

THE BOATHOUSE RESTAURANTS OF CANADA, INC.

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Mollie S. Canup
	Name:	Mollie S. Canup
	Title:	Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ John H. Schmidt
	Name:	John H. Schmidt
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Anthony D. Braxton
	Name:	Anthony D. Braxton
	Title:	Director

WELLS FARGO BANK, N.A., as Lender

By:	/s/ Andrew Hessick
	Name:	Andrew Hessick
	Title:	Vice President

ROYAL BANK OF CANADA, as Lender

By:	/s/ Gordon MacArthur
	Name:	Gordon MacArthur
	Title:	Authorized Signatory

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Clara Sohan
	Name:	Clara Sohan
	Title:	Vice President

ACKNOWLEDGEMENT:

The undersigned Guarantors acknowledge the amendment to the Credit Agreement affected hereby and reconfirm their Obligations under the Guaranty with respect to the Obligations under the Credit Agreement as amended hereby.

McCORMICK & SCHMICK’S SEAFOOD RESTAURANTS, INC.

McCORMICK & SCHMICK ACQUISITION CORP. II

McCORMICK & SCHMICK RESTAURANT CORP.

McCORMICK & SCHMICK MARYLAND LIQUOR, INC.

McCORMICK & SCHMICK ACQUISITION I TEXAS, INC.

McCORMICK & SCHMICK ACQUISITION II TEXAS, INC.

McCORMICK & SCHMICK ACQUISITION III TEXAS, INC.

McCORMICK & SCHMICK’S ATLANTA II, LLC

McCORMICK & SCHMICK’S HACKENSACK, LLC

McCORMICK & SCHMICK ORLANDO, LLC

McCORMICK & SCHMICK DALLAS LIQUOR, INC.

McCORMICK & SCHMICK AUSTIN LIQUOR, INC.

McCORMICK & SCHMICK PROMOTIONS, LLC

McCORMICK & SCHMICK AUSTIN DOMAIN LIQUOR, INC.

McCORMICK & SCHMICK HOUSTON PAVILIONS LIQUOR, INC.

McCORMICK & SCHMICK ANNAPOLIS LIQUOR, INC.

McCORMICK & SCHMICK SEAFOOD MARKETS, INC.

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person

McCORMICK & SCHMICK ACQUISITION TEXAS LP

McCORMICK & SCHMICK DALLAS, LP

McCORMICK & SCHMICK AUSTIN, LP

McCORMICK & SCHMICK AUSTIN DOMAIN, LP

McCORMICK & SCHMICK HOUSTON PAVILIONS, LP

By: McCormick & Schmick Acquisition I Texas, Inc., acting as General Partner for each of the above referenced entities

By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Authorized Person